Exhibit 10.2
RPM INTERNATIONAL INC.
2007 INCENTIVE COMPENSATION PLAN
(As Adopted Effective June 1, 2007)
1. Name and Purpose. The name of this Plan is the RPM International Inc. 2007 Incentive Compensation Plan. The Plan is intended to replace the 1995 Incentive Compensation Plan in order to continue to attract, retain, motivate and reward Executive Officers of the Company by providing incentives for superior performance, and to provide such incentives in the form of payments intended to constitute qualified “performance based compensation” for purposes of Section 162(m) of the Code.
2. Eligibility. Individuals who are Executive Officers of the Company may become eligible for Awards under this Plan.
3. Definitions. Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used:
      “Award” means the payment earned by a Participant as determined in accordance with Section 5.
      “Board” means the Board of Directors of the Company.
      “Code” means the Internal Revenue Code of 1986, as amended from time to time, and related Treasury Department regulations and pronouncements, and their successors.
      “Committee” means the Compensation Committee of the Board unless another committee is designated by the Board to administer the Plan; provided however, that in any event the Committee shall be comprised of two or more directors each of whom shall be an “independent director” as defined in applicable rules or listing standards of the New York Stock Exchange, a “non-employee director” as defined in SEC Rule 16b-3, and an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code and Treasury Regulation Section 1.162-27(e)(3).
      “Company” means RPM International Inc., a Delaware corporation, and any corporation or entity that is a successor to RPM International Inc. or substantially all of the assets of RPM International Inc., that assumes the obligations of RPM International Inc. under this Plan by operation of law or otherwise.
      “Executive Officer” means the Company’s Chief Executive Officer, any employee (other than the Chief Executive Officer) of the Company who is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such employee being among the four highest compensated officers for the taxable year, and any other designated executive employee of the Company that in the Committee’s judgment could, in the absence of the Plan, be paid compensation the deductibility of which, to the Company, could be limited by Section 162(m) of the Code.
      “Fiscal Year” means the fiscal year of the Company.
      “Participant” means an Executive Officer selected by the Committee for participation in the Plan under Section 4.
      “Performance-Based Compensation” means “remuneration payable solely on account of the attainment of one or more performance goals” as described in Section 162(m)(4)(C) of the Code.
      “Performance Goal(s)” has the meaning ascribed to such term in Section 5.
      “Plan” means this RPM International Inc. 2007 Incentive Compensation Plan, as amended from time to time.

4. Participation. The Committee in its complete and absolute discretion shall designate the Executive Officers as defined in Section 3, if any, who shall participate in the Plan. An Executive Officer shall be a Participant in the Plan for any period in which he or she is designated to participate.
5. Performance Goals.
      (a) Annual Establishment of Performance Goal(s). On or before the 90th day of each Fiscal Year (and in any event within the first 25% of any designated performance period), and while the outcome is substantially uncertain, the Committee shall establish in writing the Performance Goal(s) applicable to each Participant and shall establish the levels of performance at which an Award is to be earned in whole or in part with respect to the Performance Goal(s). Once established, the Committee may not modify the terms of a potential Award, except to the extent that after such modification the Award would continue to constitute Performance-Based Compensation.
      (b) Mid-Year Entry and Establishment of Performance Goals. In the event an Executive Officer commences employment (or an employee is promoted to a position so as to make the employee an Executive Officer) after the expiration of the applicable 90-day period described in Section 5(a), the Committee may, in its discretion, identify such individual as a Participant for a remaining portion of such Fiscal Year and modify the Performance Goal(s) in a manner that is reflective of the individual’s period of participation within such Fiscal Year, subject to the application of Code Section 162(m).
      (c) Nature of Performance Goal(s). The Performance Goal(s) shall be based on targeted levels of, targeted levels of return on, or targeted levels of growth for, any one or more of the following (or substantially similar) performance measures on a consolidated Company, consolidated group, business unit or divisional level, as the Committee may specify: earnings, earnings per share, capital adjusted pre-tax earnings (economic profit), net income, operating income, performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax), gross margin, revenue, working capital, total assets, net assets, stockholders’ equity, and cash flow.
      (d) Adjustment of Performance Goal(s). To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any Performance Goal(s) or performance evaluation under any Performance Goal(s) to exclude any of the following events that may occur during the Fiscal Year: (i) asset gains or losses; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; and (v) any extraordinary, unusual, non-recurring or non-cash items.
      (e) Limitations on Awards. No Award to a Participant for a Fiscal Year may exceed $1.5 million.
      (f) Discretion to Reduce Award. Notwithstanding any contrary provision of the Plan, the Committee reserves the right, in its complete and absolute discretion, to reduce the amount of any Award that would be payable to a Participant, including the elimination of the Award.
6. Payment of Awards.
      (a) Certification. As soon as practicable after the Company’s financial results for the Fiscal Year have been approved by the Board or the Audit Committee of the Board, the Committee shall certify in writing whether the Performance Goal(s) established for the Fiscal Year and other material terms of the Awards have been satisfied.
      (b) Payment of Award. Awards shall be paid following the Committee’s certification under Section 6(a) of the attainment of the Performance Goal(s). Subject to a valid election made by the Executive Officer to defer all or a portion of any Award in accordance with Section 10(a), the Awards shall be paid in cash as soon as administratively practicable following the Committee’s certification, and in any event no later than 90 days following the close of the Fiscal Year for which the Performance Goal(s) were satisfied.
      (c) Payment Conditioned on Deductibility. Awards under this Plan may be paid by the Company in any manner appropriate to secure the deductibility thereof for federal income tax purposes.
      (d) Withholding Taxes. The Committee shall cause the Company to withhold any taxes which it determines it is required by law or required by the terms of this Plan to withhold in connection with any payments or income recognized incident to this Plan.
7. Interpretation and Application of Plan.
      (a) Compliance with Section 162(m) of the Code. The Plan shall for all purposes be interpreted and construed in order to assure compliance with the provisions of Code Section 162(m). If any provision of this Plan would cause an Award not to constitute Performance-Based Compensation, that provision, insofar as it pertains to the affected Participant, shall be severed from, and shall be deemed not to be a part of this Plan, but the other provisions of the Plan shall remain in full force and effect.
      (b) Related Entities. Notwithstanding any provision of this Plan to the contrary, the Committee may designate an employee of a company related to the Company to be an Executive Officer under the Plan provided the relationship of the other company to the Company would result in both being part of an affiliated group of corporations for purposes of Section 162(m) of the Code.
      (c) Section 409A of the Code. Awards under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code dealing with nonqualified deferred compensation (including without limitation the exemption thereunder for short-term deferrals) and this Plan and all Awards will be construed and administered accordingly. In addition, Awards under this Plan are intended to meet the requirements for performance-based compensation under Section 409A of the Code and this Plan and all Awards will be construed and administered accordingly. Notwithstanding anything contained in this Plan to the contrary, after the adoption of final regulations under Code Section 409A, this Plan may be unilaterally amended by the Company as it may determine, prospectively or retroactively, to better secure exemption of Awards hereunder from (or, if an exemption is not reasonably available for such Awards, to better comply with) the requirements of Code Section 409A and to more fully cause Awards under this Plan to satisfy the requirements for performance-based compensation under Section 409A of the Code.
8. Effective Date. Subject to the approval the Company’s stockholders, this Plan shall become effective for the Plan Year commencing June 1, 2007 and ending May 31, 2008, subject to the right of the Board to terminate the Plan at any time.
9. Administration. Unless otherwise specified by the Board, the Plan shall be administered by the Committee.
      (a) Authority. The Committee may establish such rules, not inconsistent with the provisions of the Plan, as it may deem necessary for the proper administration of the Plan, and may amend or revoke any rule so established. The Committee shall, subject to the provisions of the Plan, have sole and exclusive power and discretion to interpret, administer, implement and construe the Plan and full authority to make all determinations and decisions thereunder including, without limitation, the authority and discretion to: (i) determine the persons who are Executive Officers and select the Executive Officers who are to participate in the Plan, (ii) determine when Awards shall be granted, (iii) determine the amount of money to be made subject to each Award, (iv) determine the terms and conditions of each Award, including the Performance Goal(s), (v) make any adjustments pursuant to Section 5(c), (vi) designate one or more persons or agents to carry out any or all of its administrative duties hereunder (provided that none of the duties required to be performed by the Committee under SEC Rule 16b-3 may be delegated to any other person or agent), and (vii) correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, an Award and related documents. The Company shall furnish the Committee with such clerical and other assistance as may be necessary for the performance of the Committee’s duties under this Plan. Without limiting the generality of the foregoing, the Committee shall have the authority to establish and administer Performance Goal(s) applicable to Awards, and the authority to certify that such Performance Goal(s) are attained, within the meaning of Treasury Regulation Section 1.162-27(c)(4).
      (b) Decisions Are Final And Binding. The Committee’s interpretation of the Plan, any plan agreement, related documents, its administration of the Plan, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, subsidiaries, affiliates, all Participants and Executive Officers, and upon their respective beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.
      (c) Limitation of Liability. Members of the Board, members of the Committee, and Company employees who are their designees acting under this Plan, shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties hereunder.
10. Miscellaneous.
      (a) Relationship to Deferred Compensation Plan. This Plan does not provide deferred compensation, and as such does not provide for any deferral of Award income. However, to the extent the Committee determines it to be consistent with Section 409A of the Code, Participant shall have the right, if any, as may be provided under the Deferred Compensation Plan to defer income under an Award. Any such election shall be made in accordance with the terms of the Deferred Compensation Plan (including provisions regarding the time and form of such deferral election) and such procedures as may be established thereunder.
      (b) Non-Transferability. Awards are not transferable by a Participant other than by will, the laws of descent and distribution, or deferral pursuant to a valid election under Section 6(b).
      (c) No Right to Continued Employment. Nothing in this Plan shall confer upon any person any right to continue in the employment of the Company or affect the right of the Company to terminate the employment of any person at any time with or without cause.
      (d) No Effect on Other Plans. Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to Executive Officers. An Executive Officer may be granted an Award whether or not eligible to receive similar or dissimilar incentive compensation under any other plan, practice or arrangement.
      (e) Acceptance of Plan Terms and Administration. By accepting an Award or the right to an Award under the Plan, each Participant, beneficiary or other person claiming under or through him or her, shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, all provisions of the Plan and all Awards thereunder, and any action or decision under the Plan by the Company, its agents and employees, and the Board and the Committee.
      (f) Governing Law and Waiver of Jury Trial. The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Delaware, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced, shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place, the residence of any party to such action and any place where the action may be brought. An employee’s acceptance of any Award shall constitute an irrevocable and unconditional waiver by the employee of the right to a jury trial in any action or proceeding concerning the Award, the Plan or any rights or obligations of the employee, the Company or any other party under or with respect to the Award or the Plan.
      (g) Successors. All obligations of the Company with respect to Awards granted under this Plan are binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.
      (h) Severability. In the event any provision of this Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.
      (i) Unfunded Status. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
      (j) Gender and Number. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.
11. Amendment and Termination. Subject to applicable stockholder approval requirements, the Plan may be amended by the Board at any time and in any respect. The Plan may also be terminated for any reason and at any time by the Board. Subject to applicable stockholder approval requirements, no amendment or termination of this Plan shall materially and adversely affect any Award granted prior to the date of such amendment or termination without the written consent of the holder of such Award.